Exhibit 10-Ao

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

     This Amendment, as of August 17, 2004, is made by and between ZILA NUTRACEUTICALS, INC., an Arizona corporation (“ZN”), ZILA BIOTECHNOLOGY, INC., an Arizona corporation (“ZB”), ZILA PHARMACEUTICALS, INC., a Nevada corporation (“ZP”), ZILA SWAB TECHNOLOGIES, INC., an Arizona corporation (“ZS”), OXYCAL LABORATORIES, INCORPORATED, an Arizona corporation (“Oxycal”) (collectively, jointly and severally the “Borrower”), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”).

Recitals

     The Borrower and the Lender are parties to a Credit and Security Agreement dated as of February 6, 2004 (the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

     The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

     1. Amendments. The Credit Agreement is hereby amended as follows:

          (a) The definition of “Book Net Worth” contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced as follows:

“Book Net Worth” means the aggregate of the common and preferred stockholders’ equity in the Guarantor, determined in accordance with GAAP.

          (b) Romanette (vi) contained in the definition of “Eligible Accounts” contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced as follows:

     (vi) Accounts owed by an account debtor (other than Associated National Brokerage) located outside the United States which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender’s possession or control, and with respect to which a control agreement concerning the letter-of-credit rights is in effect, and acceptable to the Lender in all respects, in its sole discretion, or (B)

     covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;

          (c) Sections 6.2(a) through 6.2(c) are hereby deleted and replaced as follows:

(a) Quarterly Net Worth. The Borrower covenants that as of December 31, 2003, the Guarantor had a Book Net Worth of not less than $50,000,000.00. The Borrower covenants that, commencing with the fiscal quarter ending July 31, 2004 and continuing each quarter thereafter, the Guarantor shall not achieve a Book Net Worth decrease of more than the amounts set forth below as measured from the last day of the immediately preceding fiscal year.

Maximum Net
Quarter Ending	Worth Decrease
July 31, 2004	$6,000,000.00
October 31, 2004	$3,600,000.00
January 31, 2005	$6,200,000.00
April 30, 2005	$8,200,000.00
July 31, 2005	$7,200,000.00

(b) Monthly Net Worth. The Borrower covenants that commencing with the month ending July 31, 2004 and continuing on the last day of each month thereafter, the Guarantor’s Book Net Worth as of the last day of each such month shall not be less than the amounts set forth below:

July 31, 2004	$47,000,000.00
August, 2004 through October, 2004	$46,000,000.00
November, 2004 through January, 2005	$43,500,000.00
February, 2005 through June, 2005	$41,000,000.00
July, 2005	$42,500,000.00

(c) Capital Expenditures. The Borrower and the Guarantor together will not incur or contract to incur Capital Expenditures of more than $1,700,000.00 in the aggregate during 2005 fiscal year.

          (d) Exhibit B of the Credit Agreement is hereby deleted and replaced with Exhibit B attached hereto.

     2. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

     3. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

          (a) The Acknowledgment and Agreement of Guarantor set forth at the end of this Amendment, duly executed by the Guarantor and Subordinated Creditor.

          (b) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower’s secretary or assistant secretary dated as of February 6, 2004 continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower’s secretary or assistant secretary dated as of February 6, 2004, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

          (c) Such other matters as the Lender may require.

     4. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

          (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

          (b) The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

          (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     5. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

     6. No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default or Default Period under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

     7. Release. The Borrower and each Guarantor by signing the Acknowledgment and Agreement of Guarantor each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

     8. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

     9. Miscellaneous. This Amendment and the Acknowledgment and Agreement of Guarantor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

ZILA NUTRACEUTICALS, INC., an Arizona corporation

By:	/s/ Andrew S. Stevens

Vice President

ZILA BIOTECHNOLOGY, INC., an Arizona corporation

By:	/s/ Andrew S. Stevens

Vice President

ZILA PHARMACEUTICALS, INC., a Nevada corporation

By:	/s/ Andrew S. Stevens

Vice President

ZILA SWAB TECHNOLOGIES, INC., an Arizona corporation

By:	/s/ Andrew S. Stevens

Vice President

OXYCAL LABORATORIES, INCORPORATED, an Arizona corporation

By:	/s/ Andrew S. Stevens

Vice President

WELLS FARGO BUSINESS CREDIT, INC.

By:	/s/ Darcy Della Flora

Vice President

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

     The undersigned, a guarantor of the indebtedness of the Borrower, as defined above (the “Borrower”) to Wells Fargo Business Credit, Inc. (the “Lender”) pursuant to a Guaranty dated as of February 6, 2004 (the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in paragraph 7 of the Amendment) and execution thereof; (iii) reaffirms his or its obligations to the Lender pursuant to the terms of his or its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

ZILA, INC., a Delaware corporation

By:	/s/ Andrew S. Stevens

Vice President